Exhibit 10.2

Stock Appreciation Rights Agreement

This Stock Appreciation Rights Agreement (“SAR Agreement”) evidences the grant to         (the “Participant”) by Chipotle Mexican Grill, Inc. (the “Company”) of the right to receive shares of Common Stock of the Company (the “Shares”) on the terms and conditions provided for below (the “SARs”) pursuant to the Amended and Restated Chipotle Mexican Grill, Inc. 20011 Stock Incentive Plan (the “Plan”). This SAR Agreement and the SARs granted hereunder are expressly subject to all of the terms, definitions and provisions of the Plan as it may be amended and restated from time to time. Capitalized terms used in this SAR Agreement and not defined herein shall have the meanings attributed to them in the Plan.

1. Grant Date and Term. The date on which the SARs are granted is [date] (the “Grant Date”). The term of the SARs is from the Grant Date until the seventh anniversary of the Grant Date, subject to earlier termination of employment or earlier termination upon the failure to satisfy the performance goals described hereunder.

2. Number of Shares Subject to SARs; Rights Conferred by Grant of SARs. The number of Shares subject to the SARs is             . The SARs represent the right, upon exercise, to receive a number of Shares with a fair market value, determined on the date of exercise, equal to the product of (i) the aggregate number of Shares with respect to which this SAR is exercised and (ii) the excess of (A) the fair market value of a Share as of the date of exercise over (B) the SAR Base Price specified below. The fair market value of a share on the date of exercise shall be determined as provided in Section 5 below. The Participant shall not be entitled to receive a cash payment in respect of the Shares underlying the SARs on any dividend payment date for the Shares.

3. Base Price. The Base Price of the SARs is             (subject to any adjustment under Section 9 of the Plan).

4. Vesting.

(a) Generally. This grant of SARs is divided into two tranches, each of which is subject to both (A) a performance vesting condition (the “Performance Condition”) and (B) a service-based vesting condition that requires the Participant to remain employed through certain dates (the “Service Condition”). Fifty percent (50%) of the SARs granted hereunder shall be designated as “Tranche I SARs” and fifty percent (50%) of the SARs granted hereunder shall be designated as “Tranche II SARs.” The Participant will become vested in a tranche of SARs only when both the Performance Condition and the Service Condition have been satisfied for that particular tranche of SARs. In no event will any unvested SAR become vested after the expiration of the term provided in Section 1.

(b) Performance Condition. Subject to the provisions of the Plan, the Performance Condition for each tranche of SARs will be satisfied on the dates that the Committee certifies the Company’s achievement of the Performance Conditions for such tranche as set forth in Appendix A.

(c) Service Condition. Subject to the provisions of the Plan and the Participant’s continued employment with the Company, the Service Condition for the Tranche I SARs

shall be satisfied if the Participant remains employed by the Company until the second anniversary of the Grant Date and the Service Condition on the Tranche II SARs shall be satisfied if the Participant remains employed until the third anniversary of the Grant Date.

(d) No accelerated vesting shall occur except as provided in the Plan, as determined by the Committee or as described in Section 10, 11 or 13 of this SAR Agreement.

5. Exercise of SARs. Except as provided in the Plan, the Participant may exercise a vested SAR, in whole or in part, at any time during the term of the SARs by providing written notice to the Company stating the number of shares in respect of which the SAR is being exercised. Such written notice may be delivered in person or by certified mail to the Corporate Secretary of the Company or in such other form or manner as the Committee may approve or any administrative agent engaged by the Company may specify for such purpose. The SARs may not be exercised with respect to a number of Shares that is less than the lesser of (i) twenty-five or (ii) the total number of Shares remaining available for exercise pursuant to this SAR Agreement. Upon exercise, the Participant will receive a number of Shares having a fair market value at the time of exercise equal to the product of (A) the excess of the fair market value of a Share at time of exercise over the Base Price and (B) the number of Shares with respect to which the SARs are exercised. For purposes of this Section 5, fair market value shall be the most recent real time trading price of a Share at the time of exercise of the SAR as determined in good faith by the Committee or any agent engaged by the Company to administer the exercise of the SARs, based on transactions reported on the NYSE or other national securities exchange, provided that if the Shares are not then listed and traded on the NYSE or other national securities exchange, fair market value shall be what the Committee determines in good faith to be the fair market value of a Share at the time of such exercise, using such criteria as it shall determine, in its discretion, to be appropriate for valuation.

6. Transferability of SAR.

The SARs granted hereby shall not be transferable except in accordance with the following provisions:

(a) Limit on Transfers. During the Participant’s lifetime, all SARs shall be exercisable only by the Participant or by the legal guardian of a disabled Participant.

(b) Dispositions to Beneficiaries. A Participant shall have the right to designate a beneficiary who shall be entitled to exercise the Participant’s SARs (subject to their terms and conditions) following the Participant’s death, and to whom any amounts payable following the Participant’s death shall be paid. Such designation shall be made in such manner and in accordance with such procedures as may be established by the Committee from time to time. If no beneficiary designation has been made to the Committee at the time of a Participant’s death, then the Participant’s beneficiary shall be deemed to be the Participant’s estate or heirs pursuant to the laws of descent and distribution. In order to exercise a SAR after the Participant’s death, the beneficiary, or if no beneficiary designation has been made the personal representative of Participant’s estate or Participant’s lawful heirs, must agree to be bound by the provisions of the Plan and this SAR Agreement and to be treated as the “Participant” under the Plan and the SAR Agreement. All references to a

“Participant” under the Plan and this SAR Agreement shall be deemed to refer to the Participant’s beneficiaries, the personal representative of Participant’s estate or Participant’s heirs, as applicable after his or her death; provided, however, that references in the Plan or this SAR Agreement to the employment of a Participant or to the termination of such Employment or to any competitive activity by a Participant shall continue to refer to the employment or any competitive activity of the Participant.

(c) Legal Restrictions on Transferability and Exercise. The SARs covered hereby may not be exercised in any manner or at any time if the issuance of Shares upon the exercise of the SARs would constitute a violation of any applicable federal or state securities or other law or regulation. The Participant agrees that if any of the Shares acquired by exercise of the SARs granted hereunder are registered under the Securities Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any Shares acquired by exercise of the SARs will be made by the Participant or by any successor under circumstances such that the Participant or such successor may be deemed an underwriter, as defined in the Securities Act.

7. Withholding Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to the SARs, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If approved by the Committee in its sole discretion, the minimum required withholding obligations may be settled with Shares, including without limitation Shares otherwise delivered upon exercise of the SARs. The obligations of the Company under the Plan and this SAR Agreement shall be conditional on such payment, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

8. Applicability of the Plan. The SARs and the Shares that may be purchased by exercise of the SARs are subject to all provisions of the Plan and all determinations of the Committee made in accordance with the terms of the Plan. By executing this SAR Agreement, the Participant expressly acknowledges (i) receipt of the Plan and any current Plan prospectus and (ii) the applicability of all provisions of the Plan to the SARs. In the event of any inconsistency between this SAR Agreement and the Plan, the Plan shall control.

9. General Termination of Employment. This Section 9 sets forth the normal treatment of the SARs following the date on which the employment relationship between Participant and the Company (including any subsidiary or parent of the Company) ceases to exist (the “Date of Termination”) where such termination does not result from circumstances described in Sections 10 through 12 below. Notwithstanding any provision of this Section 9 or ensuing Sections 10 through 11 to the contrary, after a Participant’s Date of Termination, no SAR may be exercised after the end of its full term specified pursuant to Section 1. In addition, the Participant’s SARs, and the rights and obligations set forth herein, are subject to amendment, adjustment or termination pursuant to the Plan and/or Section 14:

(a) Unvested SARs Held on the Date of Termination. Any unvested SARs held by the Participant as of the Date of Termination shall immediately expire.

(b) Post-Termination Exercise and Expiration. The deadline for Participant’s exercise of any vested SARs held by the Participant as of the Date of Termination (the “Exercise Deadline”) shall be 90 days after the Date of Termination. Any vested but unexercised SARs not exercised on or before the Exercise Deadline shall immediately expire.

10. Participant’s Retirement. The Company has specified criteria for classification as a “Retiree” for purposes of certain compensation plans which include a requirement that an employee shall have achieved the combined Age and Years of Service (as those terms are defined below) of at least 70. In this Section 10, the term “Age” of a Participant means (as of a particular date of determination), the Participant’s age on that date in whole years and any fractions thereof, and the term “Years of Service” means the number of years and fractions thereof during the period beginning on a Participant’s most recent commencement of employment with the Company or a subsidiary or parent of the Company and ending on such Participant’s Date of Termination. In the event that a Participant meeting the Age and Years of Service criteria for classification as a Retiree retires, then provided such Participant gave the Chief Executive Officer of the Company or his or her designee at least six months prior written notice of retirement and additionally agreed for a period of two years after such retirement not to engage in any “competitive activity” with the Company (as determined from time to time by the Committee), the following special provisions shall apply:

(a) Unvested SARs Held on the Date of Termination. The Service Condition for any unvested SARs shall be deemed satisfied immediately. The SARs shall continue to be subject to the Performance Condition.

(b) Post-Termination Exercise and Expiration. The deadline for the Participant’s exercise of any vested SARs shall be the normal expiration date as provided in Section 1.

11. Death or Disability. In the event that a Participant’s Employment is terminated by reason of death or disability (for purposes of this SAR Agreement, “disability” shall mean that the Participant is unable to perform his or her job duties due to a medically diagnosed permanent physical or mental condition), the following shall apply:

(a) Unvested SARs Held on the Date of Termination. The Service Condition with respect to any unvested SARs shall be deemed to have been met. If the Performance Condition is met, the Participant shall be entitled to the number of SARs which would otherwise have been become vested under Appendix A multiplied by a fraction, the numerator of which is the number of full calendar months of active employment the Participant has completed since January 1, 2012, and the denominator of which is the number of full calendar months on and after January 1, 2012 that elapsed until the Company achieved the applicable Performance Condition.

(b) Post-Termination Exercise and Expiration. The Exercise Deadline for any vested SARs held by the Participant (or his or her beneficiaries or estate, in the case of death) on the Date of Termination shall be the third anniversary of the Date of Termination or, if later, 90 days after the date on which the SARs became vested due to attainment of the applicable Performance Condition. Any unexercised SARs held by the Participant (or his or her beneficiaries or estate, in the case of death) shall expire immediately after the Exercise Deadline.

12. Termination For Cause. In the event that the Company determines a Participant’s Employment is terminated for Cause (as defined in the Plan), any SARs held by such Participant on the Date of Termination, whether vested or unvested, shall immediately expire.

13. Change in Control. In the event of a Change in Control following which the Common Stock will not continue to be listed for trading on a national securities exchange, the Committee shall arrange for the substitution for any unvested SARs with the grant of a replacement award (the “Replacement Award”) to Participant of an option or stock appreciation right issued by the surviving or successor entity (or the ultimate parent thereof) in such Change in Control that meets all of the following criteria:

(a) Such Replacement Award shall be denominated in securities listed for trading following such Change in Control on a national securities exchange.

(b) Such Replacement Award shall provide Participant with substantially the same economic value and benefits as provided by this SAR Agreement and the unvested SARs, including (i) an aggregate exercise or base price equal to the aggregate Base Price of the unvested SARs, (ii) an aggregate spread determined immediately after such Change in Control equal to the aggregate spread of the unvested SARs as determined immediately prior to such Change in Control, and (iii) a ratio of exercise price or base price to the fair market value of the stock subject to such Replacement Award, as determined immediately after the Change in Control, that is equal to the ratio of Base Price of the unvested SARs to the Fair Market Value of the Common Stock, as determined immediately prior to the Change in Control. Notwithstanding anything to the contrary contained herein, the substitution of the Replacement Award for the unvested SARs shall be done in a manner that complies with Section 409A of the Code.

(c) Such Replacement Award shall vest on the earlier to occur of the date the SARs would otherwise have vested under the terms of this SAR Agreement and the third anniversary of the Grant Date, subject to Participant’s continued employment with the surviving or successor entity (or a direct or indirect subsidiary or ultimate parent thereof) through such date, provided, however, that such Replacement Award will vest immediately if Participant’s employment is terminated by the surviving or successor entity Without Cause or by Participant for Good Reason, in either case at any time prior to the date of vesting of such Replacement Award.

(d) Notwithstanding Section 13(c), such Replacement Award shall vest immediately prior to (i) any transaction with respect to the surviving or successor entity (or parent or subsidiary company thereof) of substantially similar character to a Change in Control, or (ii) the securities underlying such Replacement Award ceasing to be listed on a national securities exchange.

Upon such substitution the unvested SARs and this SAR Agreement shall terminate and be of no further force and effect; but if the Committee does not or cannot provide for a Replacement Award meeting all of the terms set forth above, any unvested SARs shall vest immediately prior to such Change in Control and the Participant shall be entitled to exercise the SARs and receive upon such exercise the consideration to which Participant would have been entitled in such Change in Control transaction as a holder of Common Stock had the SARs been exercised in accordance with Section 5 on the business day immediately preceding such Change in Control transaction.

14. Modification; Waiver. Except as provided in the Plan or this SAR Agreement, no provision of this SAR Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing and signed by the Participant and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged, provided that any change that is advantageous to Participant may be made by the Committee without Participant’s consent or written signature or acknowledgement. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this SAR Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Participant acknowledges and agrees that the Committee has the right to amend an outstanding SAR in whole or in part from time-to-time if the Committee believes, in its sole and absolute discretion, such amendment is required or appropriate in order to conform the SAR to, or otherwise satisfy any legal requirement (including without limitation the provisions of Section 409A of the Code). Such amendments may be made retroactively or prospectively and without the approval or consent of the Participant to the extent permitted by applicable law, provided that the Committee shall not have any such authority to the extent that the grant or exercise of such authority would cause any tax to become due under Section 409A of the Code.

15. Notices. Except as the Committee may otherwise prescribe or allow in connection with communications procedures developed in coordination with any third party administrator engaged by the Company, all notices, including notices of exercise, requests, demands or other communications required or permitted with respect to the Plan, shall be in writing addressed or delivered to the parties. Such communications shall be deemed to have been duly given to any party when delivered by hand, by messenger, by a nationally recognized overnight delivery company, by facsimile, or by first-class mail, postage prepaid and return receipt requested, in each case to the applicable addresses set forth below:

If to the Participant:

to the Participant’s most recent address on the records of the Company

If to the Company:

Chipotle Mexican Grill, Inc.

1401 Wynkoop Street, Suite 500

Denver, CO 80202

Attn: Executive Director – Human Resources

Facsimile: 303-222-2500

(or to such other address as the party in question shall from time to time designate by written notice to the other parties).

16. Compensation Recovery. The Company may cancel, forfeit or recoup any rights or benefits of, or payments to, the Participant hereunder, including but not limited to any Shares issued by the Company upon exercise of vested SARs or the proceeds from the sale of any such Shares, under any future compensation recovery policy that it may establish and maintain from time to time, to meet listing requirements that may be imposed in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise. The Company shall delay the exercise of its rights under this Section for the period as may be required to preserve equity accounting treatment.

17. Governing Law. Except to the extent that provisions of the Plan are governed by applicable provisions of the Code or other substantive provisions of federal law, the Plan and all SARs made and actions taken thereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

CHIPOTLE MEXICAN GRILL, INC.

By: Darlene Friedman
Chair, Compensation Committee of the Board of Directors

[insert: name of grantee]

APPENDIX A

Performance Condition: